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                                  EXHIBIT 23.1

                              CONSENT OF AUDITORS.

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                                     [LOGO]

                   [Letterhead of Massella, Tomaro & Co., LLP]

                   Certified Public Accountants & Consultants

Premier Mortgage Resources, Inc
280 Windsor Highway
New Windsor, NY 12553

We hereby consent to the use in the Form 10-SB Registration Statement of Premier Mortgage Resources, Inc our report dated August 13, 1999 relating to the financial statements of Premier Mortgage Resources, Inc incorporated in such Form 10-SB Registration Statement.


/s/ Massella, Tomaro & Co., LLP

Massella, Tomaro & Co., LLP
Jericho, New York
November 1, 1999